Exhibit 23.1

PKF Perth

10 November 2021

The Directors

Advanced Human Imaging Limited.

By email to Chief Financial Officer: steven.richards@advancedhumanimaging.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement Form F-1 for Advanced Human Imaging Limited, our report dated 30th September 2021 relating to the financial statements for the year ended 30 June 2021 with 30 June 2020 comparatives.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

Yours sincerely,

SImon FErmanis

Partner

PErth, WEstern AUstralia

Level 4, 35 Havelock Street, West Perth, WA 6005

PO Box 609, West Perth, WA 6872

T: +61 8 9426 8999 F: +61 8 9426 8900 www.pkfperth.com.au

PKF Perth is a member firm of the PKF International Limited family of legally independent firms and does not accept any responsibility or liability for the actions or inactions of any individual member or correspondent firm or firms.

Liability limited by a scheme approved under Professional Standards Legislation.